Exhibit 10.4

RESTRICTED STOCK AGREEMENT

     THIS AGREEMENT, dated as of the 3rd day of January 2005, between DYCOM INDUSTRIES, INC., a Florida corporation (the “Company”), and TIMOTHY R. ESTES (the “Participant”).

     WHEREAS, the Participant is the Executive Vice President and Chief Operating Officer of the Company and, pursuant to the Amended and Restated Employment Agreement between the Company and the Participant, as may be amended from time to time (the “Employment Agreement”), the Company hereby grants to the Participant 46,500 restricted shares (“Restricted Stock”) of common stock, par value $.331/3 per share, of the Company (the “Common Stock”) under the Company’s 2003 Long-Term Incentive Plan (the “Plan”), subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

     1. Definitions; Incorporation of Plan Terms.

     Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, a copy of which is attached hereto. This Award Agreement and the Restricted Stock shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Award Agreement, the Plan shall govern. The date of grant with respect to the Restricted Stock shall be January 3, 2005 (the “Grant Date”).

     2. Grant of Restricted Stock.

     Subject to the terms and conditions contained herein and in the Plan, the Company hereby grants 46,500 shares of Restricted Stock to the Participant as of the Grant Date.

     3. Vesting of Restricted Stock.

     Unless previously vested or forfeited in accordance with the terms of the Plan or this Award Agreement, the Restricted Stock shall vest and become non-forfeitable in four equal annual installments commencing on December 31, 2005; provided that the Participant remains in the employ of the Company through such dates.

     4. Termination of Employment.

     Except to the extent otherwise provided by the Plan or this Award Agreement, in the event of the Participant’s termination of employment for any reason, the Participant shall immediately forfeit all unvested Restricted Stock as of the date of such termination.

     5. Change in Control.

     In the event that the Participant’s employment is terminated without Cause or he resigns for Good Reason during the 13-month period commencing on the date of a Change of Control, all unvested Restricted Stock shall immediately and fully vest and all restrictions shall lapse. For purposes of this Paragraph 5, “Change in Control” shall have the meaning set forth in paragraph 5(c) of the Employment Agreement.

     6. Nontransferability of the Restricted Stock.

     Unless determined otherwise by the Committee, Restricted Stock may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a “qualified domestic relations order” as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, prior to the date that such Restricted Stock becomes vested and non-forfeitable; provided, however, that Restricted Stock shall be transferable, in whole or in part, with the written consent of the Committee, to trusts established wholly or in part for the benefit of the Participant’s immediate family members. Such transfers are subject to the terms and conditions of the Plan and this Award Agreement. The restrictions on transferability set forth above shall not apply to Restricted Stock after the date that such Restricted Stock becomes vested and non-forfeitable as set forth herein.

     7. Rights as a Stockholder.

     The Participant shall have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company, including, if applicable, the right to vote the Restricted Stock and to receive any cash dividends, subject to the restrictions set forth in the Plan and this Award Agreement.

     8. Dividends and Distributions.

     Any Common Stock or other securities of the Company received by the Participant as a result of a distribution to holders of Restricted Stock or as a dividend on the Restricted Stock shall be subject to the same restrictions as such Restricted Stock, and all references to Restricted Stock hereunder shall be deemed to include such Common Stock or other securities.

     9. Issuance of Certificates.

     The Participant shall be issued four certificates in respect of the Restricted Stock at the Grant Date, each certificate representing twenty-five percent (25%) of the Common Stock covered by the award of Restricted Stock. Such certificates shall be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any award of Restricted Stock, the Participant shall deliver a stock power, endorsed in blank, relating to the Common Stock covered by such award.

     10. Taxes and Withholdings.

     No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount.

     Unless otherwise determined by the Committee, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligation of the Company under this Award Agreement shall be conditional upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     11. Notices.

     All notices and other communications under this Award Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Participant: at the last known address on record at the Company.

     If to the Company: at 4440 PGA Boulevard, Palm Beach Gardens, Florida 33410-6542, Attention: Michael K. Miller, General Counsel and Secretary;

     or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Paragraph 11. Notice and communications shall be effective when actually received by the addressee.

     12. Successor.

     Except as otherwise provided hereunder, this Award Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Participant pursuant to Paragraph 6.

     13. Governing Law.

     The interpretation, performance and enforcement of this Award Agreement shall be governed by the laws of the State of Florida without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Florida.

     14. Severability.

     If any provision of this Award Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Award Agreement, but this Award Agreement shall be construed and enforced as if such illegal or invalid provision had never been included herein.

     15. No Restriction on Right of Company to Effect Corporate Changes.

     Neither the Plan nor this Award Agreement shall affect or restrict in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     16. Exchange Act.

     Notwithstanding anything contained in the Plan or this Award Agreement to the contrary, if the consummation of any transaction under the Plan or this Award Agreement would result in the possible imposition of liability on the Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

     17. Amendment.

     This Award Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by such party of a provision of this Award Agreement.

     18. Claim to Awards and Employment Rights.

     The Participant shall not have any claim or right to receive or be eligible to receive any additional Awards under the Plan. Neither the Plan nor this Award Agreement nor any action taken or omitted to be taken hereunder or thereunder shall be deemed to create or confer on the Participant any right to be retained in the employ of the Company or to interfere with or to limit in any way the right of the Company to terminate the employment of the Participant at any time.

     19. Entire Agreement.

     This Award Agreement and the Plan set forth the entire agreement and understanding between the parties hereto with respect to the matters covered herein, and supersede all prior agreements and understandings concerning such matters. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Award Agreement.

     IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed by its duly authorized officer and the Participant has executed this Award Agreement, both as of the day and year first above written.

DYCOM INDUSTRIES, INC.
By:	/s/ Steven Nielsen
	Name:	Steven Nielsen
	Title:	President and Chief Executive Officer

/s/ Timothy R. Estes
Timothy R. Estes